UNDERWRITING AGREEMENT

5,000,000 SHARES
WILSON HOLDINGS, INC.

_______________, 2007

Capital Growth Financial, LLC
As Representative of the several Underwriters
1200 N. Federal Highway, Suite 400
Boca Raton, Florida 33432

Ladies and Gentlemen:

Wilson Holdings, Inc., a Nevada corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule I (the “Underwriters”) an aggregate of up to 5,000,000 shares (the “Firm Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”)

In addition, the Company has granted to the Underwriters an option to purchase up to an additional 750,000 Shares (the “Optional Shares”), as provided in Section 2 of this Agreement. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares, are collectively called the “Shares.”

Capital Growth Financial, LLC (“CGF”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

The terms Representative and Underwriters shall mean either the singular or plural as the context requires.

The Company understands that the Underwriters propose to undertake a public offering of the Shares pursuant to the terms and conditions of this Agreement.

i

Section 1.   Representations and Warranties

(a)  A registration statement on Form S-1 (File No. 333-140747) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to the Representative. Such registration statement, including the prospectus, Part II, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the “Registration Statement,” and the prospectus included as part of the Registration Statement on file with the Commission when it shall become effective or, if the procedure in Rule 430A of the Rules and Regulations (as defined below) is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date pursuant to such Rule 430A, and in either case, together with any changes contained in any prospectus filed with the Commission by the Company with the Representative's consent after the effective date of the Registration Statement, is herein referred to as the “Final Prospectus.” If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the “Effective Prospectus.” Any prospectus included in the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a “Pre-Effective Prospectus.” If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (including the exhibits thereto, the “Rule 462 Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, the term “Rules and Regulations” means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable.

(b)  No order preventing or suspending the use of any Pre-Effective Prospectus has been issued by the Commission and each Pre-Effective Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Pre-Effective Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative, or by any Underwriter through the Representative, specifically for use in the preparation thereof.

(c)  As of the Applicable Time (as defined below), the Pricing Prospectus (as defined below and included on Schedule II hereto), all considered together (collectively, the “Pricing Disclosure Package”) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Applicable Time” means ______ p.m. (Florida time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” as of any time means the Pre-Effective Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

(d)  When the Registration Statement becomes effective and as of the Closing Date (as defined herein), the Registration Statement, any post-effective amendment thereto and the Effective Prospectus and the Final Prospectus as amended or supplemented shall conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Effective Prospectus, at the time the Registration Statement becomes effective, and the Final Prospectus, at the time the Registration Statement becomes effective and as of the Closing Date (unless the term “Final Prospectus” refers to a prospectus which has been provided to the Underwriters for use in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations, warranties and agreements in this paragraph shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representative, or by any Underwriter through the Representative, specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Pricing Disclosure Package, Effective Prospectus or Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(e)  No such documents when they were filed (or, if amendments with respect to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(f)  PMB Helin Donovan, LLP, whose report appears in the Effective Prospectus and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes) included in the Registration Statement, any Pre-effective Prospectus, the Effective Prospectus or Final Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus under the captions Prospectus Summary Selected Consolidated Financial Data” and ‘Management's Discussion and Analysis of Financial Condition and Results of Operations” fairly present, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

(g)  Each of the Company and its Subsidiaries (as defined herein) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary. Each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, (any such change or effect, where the context so requires, is referred to as a "Material Adverse Change" or a "Material Adverse Effect"). Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(h)  The capitalization of the Company as of _____, 2007, is as set forth under the caption “Capitalization” in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus, and the Shares, conform to the description thereof contained under the caption “Description of Securities” in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus; the outstanding shares of Common Stock have been, and the Shares, upon issuance and delivery and payment therefore in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.

(i)  Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, Effective Prospectus and the Final Prospectus, and except as described or contemplated in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus~~,~~ neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case, individually or in the aggregate, has had a Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j)  Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the articles of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for permits and similar authorizations required under the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions, and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(k)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

(l)  The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as would not have a Material Adverse Effect on the Company and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

(m)  Except as described in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which would have a Material Adverse Effect on the Company, which would materially and adversely affect the consummation of this Underwriting Agreement or the transactions contemplated hereby or which is required to be disclosed in the Pricing Disclosure Package, Effective Prospectus and Final Prospectus.

(n)  Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation would have a Material Adverse Effect.

(o)  Neither the Company, nor any of its officers, directors or affiliates has taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(p)  The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency that has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(q)  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)  The Company and its Subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-14(i) under the Exchange Act) and the Company and its Subsidiaries are in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder.

(s)  The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company.

(t)  Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(u)  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)  The Shares are registered pursuant to Section 12(b) of the Exchange Act.

(w)  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing labor disturbance by any of its employees, or principal suppliers, contractors or customers.

(x)  Except as otherwise described in the Pricing Disclosure Package, Effective Prospectus and the Final Prospectus, the Company owns, licenses or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its business as currently carried on and as currently proposed to be carried on as described in the Pricing Disclosure Package, Effective Prospectus and the Final Prospectus (collectively, and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Pricing Disclosure Package, Effective Prospectus and the Final Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company other than licenses granted in the ordinary course and those that would not result in a Material Adverse Effect on the Company; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim; (v) there is no prior, pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the

Company or any of the Company’s products or product candidates infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of the Company’s products or product candidates described in the Pricing Disclosure Package, Effective Prospectus and the Final Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts that would form a basis for any such claim; (vi) to the Company's knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Pricing Disclosure Package, Effective Prospectus and the Final Prospectus as being owned by or licensed to the Company or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company unpatentable that has not been disclosed to the United States Patent and Trademark Office (the “PTO”); and (viii) the Company has not committed any act or omitted to undertake any act the effect of which commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. To the Company's knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party.

(y)  The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (“Licenses”) necessary to conduct its business, except where the failure to have such Licenses would not result in a Material Adverse Effect on the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company. The Company is in compliance with the terms of the Licenses, except where the failure to so comply would not result in a Material Adverse Effect on the Company. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby, by the Pricing Disclosure Package, Effective Prospectus or by the Final Prospectus (a) to avoid the loss of any such License or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company to hold and enjoy the same after the Closing Date or any Subsequent Closing Date, as the case may be, in the conduct of its business as conducted prior to the Closing Date.

(z)  There are no business relationships or related-party transactions involving the Company or, to the Company's knowledge, any other person required by the Securities Act or the Exchange Act to be described in the Pricing Disclosure Package, Effective Prospectus or the Final Prospectus that have not been described as required.

(aa)  (i) The Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, order, permit, policy or rule of common law or any judicial or administrative order, consent, decree or judgment or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not reasonably be expected to result in a Material Adverse Effect on the Company; (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not result in a Material Adverse Effect on the Company; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company, any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not result in a Material Adverse Effect on the Company; (iv) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not result in a Material Adverse Effect on the Company; and (v) the Company is not subject to any pending or, to the Company's knowledge, threatened proceeding under an Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions.

(bb)  Except as disclosed in the Pricing Disclosure Package, the Effective Prospectus and the Final Prospectus, no “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the reportable events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30 day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company which would result in a Material Adverse Effect on the Company, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance would not result in a Material Adverse Effect on the Company, the Company has not incurred and does not currently expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company would reasonably be expected to have any liability that would result in a Material Adverse Change; and each such pension plan maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(cc)  There is no broker, finder or other party, except for the Underwriters, that is entitled to receive from the Company any brokerage or finder’s fee, commission or other similar payment as a result of any transactions contemplated by this Agreement.

(dd)  The Company has not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company at a time such transaction was prohibited by law.

Section 2.     Purchase of the Shares by the Underwriters

(a)  Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $_____ per Share, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 8 of this Agreement. The Underwriters agree to offer the Firm Shares to the public as set forth in the Final Prospectus.

(b)  The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Option Shares for a period of 30 days from the date hereof at the purchase price per Share set forth in Section 2(a). Option Shares shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Option Shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

Section 3.     Delivery of and Payment for Shares

(a)  Delivery of certificates for the Firm Shares to be purchased by the Underwriters from the Company and payments therefore shall be made at the offices of Capital Growth Financial, Inc. (or such other place as mutually may be agreed upon), on the third full Business Day following the date hereof or, if the pricing of the Firm Shares occurs after 4:30 p.m., Florida time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Representative and the Company (the “First Closing Date”).

(b)  The option to purchase Option Shares granted in Section 2 of this Agreement may be exercised during the term thereof by written notice to the Company from the Representative. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representative, when the Option Shares are to be delivered (the “Option Closing Date”). Delivery and payment for such Option Shares is to be at the offices set forth above for delivery and payment of the Firm Shares. The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates.”

(c)  Delivery of certificates for the Shares shall be made by or on behalf of the Company to the Representative, for the respective accounts of the Underwriters, against payment by the Representative, for the several accounts of the Underwriters, of the purchase price therefore by (i) federal funds wire transfer; or (ii) certified or official bank check payable in next day funds to the order of the Company. The certificates for the Shares shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in [____________] as may be designated by the Representative at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

Section 4.     Covenants

The Company covenants and agrees with each Underwriter that:

(a)  The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act and, if the procedure in Rule 430A of the Rules and Regulations is followed, comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify the Representative promptly (in writing, if requested) of all such filings. The Company shall notify the

Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Pricing Disclosure Package, Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon the Representative's request, any amendments of or supplements to the Registration Statement or Pricing Disclosure Package, Effective Prospectus or the Final Prospectus which, in the Representative's opinion, may be necessary or advisable in connection with the distribution of the Shares, provided that the preparation of such amendments or supplements shall be at the Representative’s expense if such a request is given nine months or more after the effective date of the Registration Statement; and the Company may not file any amendment of or supplement to the Registration Statement or the Pricing Disclosure Package, Effective Prospectus or the Final Prospectus, which is not approved by the Representative after reasonable notice thereof, provided that such approval may not be unreasonably withheld or delayed. The Company shall advise the Representative promptly of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective Prospectus, the Pricing Disclosure Package, or the Effective Prospectus or Final Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

(b)  The Company shall (i) not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act; and (ii) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)  The Company shall furnish to the Underwriters, from time to time and without charge, ____ copies of the Registration Statement of which two shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(d)  Within the time during which a Final Prospectus relating to the Shares is required to be delivered under the Securities Act (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify the Representative and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

(e)  The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Shares for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Shares; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent for service of process; or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)  The Company shall make generally available to its security-holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(g)  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares and Common Stock.

(h)  As soon as practicable, but in no event not later than 15 months after the date of this Agreement, the Company shall make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least the twelve-months ending beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations.

(i)  The Company shall cause each officer and director of the Company and each holder of the Company's convertible debt acquired in December 2005 and September 2006, to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock during the 12 months in the case of officers and directors; 90 days in the case of holders who acquired convertible debentures in the December 2005 offering; and 180 days in the case of holders who acquired debentures in the September 2006 offering in each case following the effective date of the Registration Statement, except with the Representative's prior written consent.

(j)  The Company shall apply the net proceeds of the sale of the Shares in the manner specified in the Prospectus under the heading “Use of Proceeds.”

(k)  The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information that may be unaudited. During the period of three years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its security holders and will deliver to the Representative, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its security holders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission.

(l)  Whether or not this Agreement becomes effective or is terminated or the sale of the Shares to the Underwriters is consummated, the Company shall pay or cause to be paid:

(i)  All expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares;

(ii)  All fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters’ Questionnaires, Underwriters’ Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements;

 (iii)  All filing fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Shares for sale under state securities laws;

(iv)  The filing fee of the National Association of Securities Dealers, Inc. (the “NASD”);

(v)  Any applicable American Stock Exchange listing fees;

(vi)  The cost of printing certificates representing the Shares;

(vii)  The cost and charges of any transfer agent or registrar; and

(viii)   All other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.

It is understood, however, that, except as provided in this Section, Section 7 and Section 10 of this Agreement, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel; except that fees paid to counsel shall not be paid from the proceeds of this Offering, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. If the sale of the Shares provided for herein is not consummated by reason of acts of the Company pursuant to Section 10(a) of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

Section 5.     Conditions of Underwriters' Obligations

The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective not later than ______ p.m., Florida time, on the date hereof, or, with the Representative’s consent, at a later time and date, not later, however, than _____ p.m., Florida time, on the first Business Day following the date hereof, or at such later date and time as may be approved by a majority in interest of the Underwriters; if the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m., Florida time, on the date hereof, or (y) at such later date and time as may be approved by a majority in interest of the Underwriters; all filings required by Rule 424, Rule 430A and Rule 433 of the Rules and Regulations have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to the Representative and complied with to the Representative's satisfaction.

(b)  No Underwriter shall have advised the Company that (i) the Pricing Disclosure Package, Effective Prospectus or Final Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative’s opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)  On each Closing Date there shall have been furnished to the Representative the opinion (addressed to the Underwriters) of Woodburn and Wedge LLP, Nevada counsel for the Company and Andrews Kurth LLP, special securities counsel for the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters which will be substantially in the form attached as Schedule III-A, and Schedule III-B, respectively. In rendering their opinion as aforesaid, such counsel may rely as to matters of fact upon certificates of officers of the Company and written communications from the Commission, the NASD and state officials.

(d)  There shall have been furnished to the Representative a certificate of the Company, dated such Closing Date and addressed to the Representative, signed by the President and by the Chief Financial Officer of the Company to the effect that:

(i)  The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii)  Any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made;

(iv)  The signers of said certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package or any supplements thereto did not as of the Applicable Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Effective Prospectus and the Final Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Pricing Disclosure Package, the Effective Prospectus and the Final Prospectus which has not been so set forth and Regulations that upon such filing would be deemed to be incorporated by reference into the Pricing Disclosure Package, the Effective Prospectus and the Final Prospectus that has not been so filed; and

(vi)  Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which could have a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Representative~~'~~s judgment, shall render it inadvisable to proceed with the delivery of the Shares.

(e)  On the date of this Agreement and on each Closing Date the Representative shall have received a letter dated the date hereof or such Closing Date, as applicable, and addressed to the Representative, in form and substance previously approved by the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, confirming, among other things, that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Pricing Disclosure Package, the Effective Prospectus and the Final Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

(f)  The Representative shall have been furnished such additional documents and certificates as the Representative may reasonably request.

(g)  The Shares and Common Stock shall have been duly authorized for listing on the American Stock Exchange.

(h)  The Company shall have executed and delivered to the Representative, its (i) consulting agreement; and (ii) a warrant entitling the Representative to purchase an aggregate of 10% of the number of Shares sold in the public offering, not including any Shares sold in any over-allotment (the “Representative's Warrant”).

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents, as the Representative shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by the Representative; provided, however, that any failure to satisfy any of the conditions to be satisfied as of the Option Closing Date shall not affect the purchase and sale of the Firm Shares as of the First Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company, except as provided in Section 6 hereof. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

Section 6.         Qualified Independent Underwriter

The Company hereby confirms that at its request CGF shall, without additional compensation, act as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Shares.

Section 7.       Indemnification and Contribution

(a)  The Company shall indemnify and hold harmless each Underwriter against any loss, claim, damage or liability, joint or several, as incurred, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof; or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto, or (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, documents or information being hereinafter called a “Blue Sky Application”); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus, the Final Prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus, the Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application.

(b)  Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any loss, claim, damage or liability, joint or several, as incurred, to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement any Pre-Effective Prospectus, the Effective Prospectus, the Final Prospectus or any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus, Final Prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of such Underwriter specifically for use in the preparation thereof, and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)  Promptly after receipt by an indemnified party under sub-section (a) or (b) above of notice of any claim or the commencement of any action the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Representative shall have the right to employ counsel to represent the Representative and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in the Representative reasonable judgment, based upon the advice of counsel, it is advisable for the Representative and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

(d)  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statement or omission or alleged omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

(e)  The obligations of the Company under Section 7 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter or the QIU within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

(f)  Without limitation of and in addition to its obligations under the other paragraphs of this Section 7, the Company agrees to indemnify and hold harmless the QIU, its partners, members, directors, officers, affiliates and each person, if any, who controls the QIU within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares) to which the QIU, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the QIU’s acting as such “qualified independent underwriter” in connection with the offering contemplated by this Agreement; and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the QIU. The relative benefits received by the QIU with respect to the offering contemplated by this Agreement will, for purposes of Section 7(d), be deemed to be equal to the compensation received by the QIU for acting in such capacity. In addition, notwithstanding the provisions of Section 7(d), the QIU will not be required to contribute any amount in excess of the compensation received by the QIU for acting in such capacity.

Section 8.        Substitution of Underwriters

If any Underwriter defaults in its obligation to purchase the number of Shares which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Shares set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Shares which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Shares if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Shares, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares set forth opposite its name in Schedule I hereto plus the total number of Option Shares, purchasable by it pursuant to the terms of Section 2. If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Shares. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(k) and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Shares of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Pricing Disclosure Package, the Effective Prospectus or the Final Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement, the Pricing Disclosure Package, the Effective Prospectus or the Final Prospectus which in the Representative’s opinion may thereby be made necessary.

Section 9.        Effective Date and Termination

(a)  This Agreement shall become effective at _____ a.m., Florida time, on the first full Business Day following the earlier of (i) the date hereof, or (ii) the day on which the Representative releases the initial public offering of the Firm Shares for sale to the public. The Representative shall notify the Company immediately after the Representative has taken any action that causes this Agreement to become effective. Until this Agreement is effective, either the Company or the Representative may terminate this Agreement by giving notice to the other party as hereinafter provided, except that the provisions of Section 7 shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Firm Shares for sale to the public shall be deemed to have been made when the Representative releases, by telegram or otherwise, firm offers of the Firm Shares to securities dealers or release for publication a newspaper advertisement relating to the Firm Shares, whichever occurs first.

(b)  Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any downgrading or any notice of intended or potential downgrading in the rating accorded any securities of the Company or its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; (viii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representative's judgment, makes it inadvisable to proceed with the delivery of the Shares; or (ix) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Representative’s judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Shares. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(l) and 6 hereof. Any notice referred to above may be given at the address specified in Section 12 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c)  This Agreement may also be terminated as provided in Section 8 hereof.

Section 10.       Right to Appoint an Observer

For the period of two years from the effective date (as that term is defined in Section 9), the Representative shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that in each instance (i) the Company shall give the Representative reasonable, advance written notice of each meeting of the Board of Directors of the Company; (ii) the Representative shall give the Company reasonable, advance written notice of the representative attending any such meeting; (iii) such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with such representative's attendance at meetings of the Board of Directors; and (iv) such representative shall be reasonably acceptable to the Company except that upon reasonable, advance written notice to the Underwriters, the Company may exclude the representative from meetings where, in the opinion of counsel for the Company, the representative's presence may cause the loss of attorney-client privilege, or if, in the opinion of the Company’s Board of Directors, it would be in the best interest of the Company to exclude the observer for such portion of the meeting. The Company hereby agrees to give the Representative reasonable, advance written notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

Section 11.        Survival of Indemnities, Contribution, Warranties and Representations

The indemnity and contribution agreements contained in Section 7 and the representations, warranties and agreements of the Company in Sections 1 and 4(a), (b), (f), (g), (h), (i), (j), (k) and (l), and the obligations of the Company pursuant to this Section 11, shall survive the delivery of the Shares to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 12.       Notices

Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed and mailed or delivered to the Company at 8121 Bee Caves Road, Austin, Texas 78746, Attention: Clark N. Wilson with a copy sent to: Carmelo M. Gordian, Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701; and (b) whenever notice is required by the provisions of this Agreement to be given to the Representative or the several Underwriters, such notice shall be in writing addressed and mailed or delivered to Capital Growth Financial, LLC, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432 with a copy sent to Joel D. Mayersohn, Esq., Arnstein & Lehr LLP, 200 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

Section 13.       Information Furnished by Underwriters

The statements set forth in the last paragraph on the cover page [refer to paragraph containing stabilization language, if appropriate] and under the caption “Underwriting” in any Pre-Effective Prospectus and in the Effective Prospectus and the Final Prospectus, [except for the statements made in the paragraph under the caption “Underwriting” in the Effective Prospectus and the Final Prospectus relating to sales or dispositions by the Company] constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (d) of Section 1 and in paragraphs (a) and (b) of Section 7 of this Agreement.

Section 14.       Parties

This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 7 of this Agreement and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Shares from any of the Underwriters merely by reason of such purchase.

Section 15.       No Fiduciary Relationship

The Company acknowledges and agrees that each Underwriter in providing underwriting services to the Company in connection with the offering of the Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor on an arm’s length basis and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. The Company shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement and the Underwriters shall have no responsibility or liability with respect thereto.

Section 16.       Definition of “Business Day” and “Subsidiary”

For purposes of this Agreement, (a) “Business Day” means any day on which the American Stock Exchange is open for trading; and (b) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

Section 17.       Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law or conflict of laws principles thereof.

Section 18.       Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

Please confirm, by signing and returning to us the counterparts of this Underwriting Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

WILSON HOLDINGS, INC.

By:___________________________________

Print Name:____________________________

Title:_________________________________

Confirmed and accepted as of the date
first above mentioned:

CAPITAL GROWTH FINANCIAL, LLC
as Representative of the Several
Underwriters named in Schedule I hereto

By: _____________________________________

Print Name: ______________________________

Title:____________________________________

SCHEDULE I

Underwriting Agreement dated ______________, 2007

Number of
Firm Shares
Underwriter                               to be Purchased

Total:

SCHEDULE II

Underwriting Agreement dated ______________, 2007

Information that is part of the Pricing Disclosure Package but not included in Schedule II.

SCHEDULE III-A

Form of Opinion of Nevada Counsel for the Company

Opinion of counsel for the Company to be delivered pursuant to Section 5(c) of the Underwriting Agreement.

References to the Final Prospectus in this Schedule include any supplements thereto at the Closing Date.

1)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

2)  The Company has corporate power and authority to perform its obligations under the Underwriting Agreement, the Warrant Agreement and the Representative's Warrant.

3)  The Company has corporate power and authority to own, or lease, as the case may be, and to operate its properties and to conduct its business as described in the Effective Prospectus and the Final Prospectus.

4)  The authorized capital stock of the Company consists of [_________] shares of common stock, par value $_____ per share, and [_________] shares of preferred stock, par value $_____ per share. The authorized Shares and the issued and outstanding securities of the Company conform to the descriptions thereof set forth in the Effective Prospectus and Final Prospectus.

5)  No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or bylaws of the Company; (ii) Nevada General Corporation Law; or (iii) otherwise.

6)  The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

7)  To such counsel's knowledge, the Company has reserved a number of its authorized, but unissued shares of common stock, that permit the issuance of the Shares, Warrant Shares, the Representative's Warrant and the Shares of Common Stock issuable upon exercise of the Representative's Warrant outstanding from time to time.

SCHEDULE III-B

Form of Opinion of Securities Counsel for the Company

Opinion of counsel for the Company to be delivered pursuant to Section 5(c) of the Underwriting Agreement.

References to the Final Prospectus in this Schedule include any supplements thereto at the Closing Date.

1)  The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify would not result in a Material Adverse Change.

2)  The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The authorized Shares and the issued and outstanding securities of the Company conform to the descriptions thereof set forth in the Effective Prospectus and Final Prospectus.

3)  The Registration Statement has been declared effective by the Commission under the Securities Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

4)  The Registration Statement, Effective Prospectus and Final Prospectus and each amendment or supplement to the Registration Statement, the Effective Prospectus and Final Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

5)  To such counsel’s knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

6)  No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Underwriting Agreement or the Representative's Warrant and consummation of the transactions contemplated thereby and by the Effective Prospectus and the Final Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

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7)  The execution and delivery of the Underwriting Agreement or the Representative's Warrant by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or bylaws of the Company; (iii) will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any existing instrument; or (iv) will not result in any violation of any statute, law, rule, judgment, regulation, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

8)  The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Final Prospectus will not be, an “investment company” within the meaning of Investment Company Act.

9)  The Company (A) is not in violation of (i) its charter or bylaws or (ii) any statute, law, rule, judgment, regulation, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties; or (B) except as disclosed in the Effective Prospectus and the Final Prospectus, is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material existing instrument, except with respect to this clause (B) only, for such defaults as would not result in a Material Adverse Effect on the Company.

10)  To such counsel's knowledge, the Company has reserved a number of its authorized, but unissued shares of common stock, that permit the issuance of the Shares, the Representative's Warrant and the Shares of Common Stock issuable upon exercise of the Representative's Warrant outstanding from time to time.

In addition to the matters set forth above, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company at which the contents of the Registration Statement, the Effective Prospectus and Final Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Effective Prospectus and Final Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either (i)

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the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Effective Prospectus and Final Prospectus, as of its date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Pricing Disclosure Package, when considered together with the statements under the caption “Description of Securities” in the Effective Prospectus and Final Prospectus, contained any untrue statement of a material fact or omitted to state any fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

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